EXHIBIT 11
                                                                      ----------


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Private Placement Memorandum and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 34 to GMO Trust's registration statement under the Investment Company Act of 1940 on Form N-1A (the "Registration Statement") of our reports dated April 12, 1996, April 17, 1996 and April 23, 1996, relating to the financial statements and financial highlights of each series of GMO Trust, which appear in the related February 29, 1996 Annual Reports and which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Investment Advisory and Other Services
- Independent Accountants" and "Financial Statements" in such Statement of Additional Information.

We also consent to the incorporation by reference in such Registration Statement of our reports dated April 12, 1996, April 17, 1996 and April 23, 1996, relating to the February 29, 1996 financial statements and financial highlights of GMO Trust, which are incorporated by reference in the prospectuses and statements of additional information of Post-Effective Amendments No 29 (GMO Pelican Fund) and No. 32 (each series of GM0 Trust, except for the Pelican Fund) to the registration statement of GMO Trust and which are also incorporated by reference in this Registration Statement.

Price Waterhouse LLP
Boston, Massachusetts
January 10, 1997